                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  DEFINITIVE PROXY STATEMENT
    / /  DEFINITIVE ADDITIONAL MATERIALS
    / /  SOLICITING MATERIAL PURSUANT TO SECTION240.14A-11(C) OR
         SECTION240.14A-12

                                        OHIO EDISON COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     NO FEE REQUIRED.
/ /     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1)
        AND 0-11.
        (1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
               ----------------------------------------------------------------
        (2)    AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
               ----------------------------------------------------------------
        (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETER-MINED):
               ----------------------------------------------------------------
        (4)    PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
               ----------------------------------------------------------------
        (5)    TOTAL FEE PAID:
               ----------------------------------------------------------------
/ /     FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
        (1)    AMOUNT PREVIOUSLY PAID:
               ----------------------------------------------------------------
        (2)    FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
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        (3)    FILING PARTY:
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
            [LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK OF OHIO EDISON COMPANY:

    The Annual Meeting of Shareholders of Ohio Edison Company will be held at the principal office of the Company, 76 South Main Street, Akron, Ohio 44308-1890, on April 24, 1997, at 10 a.m. Eastern time, for the following purposes:

Item No. 1  --         To elect a Board of 12 Directors;

Item No. 2  --         To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for the year of 1997;

Item No. 3  --         To vote on a shareholder proposal; and

                       To take action upon any other business as may properly come before the meeting.

    To assure your representation at the meeting, you are urged, after reading the accompanying proxy statement, to mark, sign and date your proxy card and to return it in the envelope provided.

                                          NANCY C. ASHCOM
                                          SECRETARY

Akron, Ohio
March 10, 1997

                                                                  March 10, 1997

                                PROXY STATEMENT

GENERAL INFORMATION

    This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about March 27, 1997, in connection with the solicitation of proxy cards by the Board of Directors of Ohio Edison Company (hereinafter referred to as "the Company") for use at the 1997 Annual Meeting of Shareholders. The principal office of the Company is located at 76 South Main Street, Akron, Ohio 44308-1890.

    Holders of record of Company common stock at the close of business on March 7, 1997, are entitled to notice of and to vote at the meeting. At the close of business on March 7, 1997, there were 152,569,437 shares of common stock, each of which entitles its holder to one vote.

    The Board of Directors solicits and recommends your execution of the enclosed proxy card. You may revoke your proxy card at any time prior to it being used at the meeting by giving notice in writing to the Secretary of the Company or orally in open meeting.

    Shares for which a properly signed proxy card are received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an (X) in the appropriate boxes on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors. Shares represented by improperly marked proxy cards will be treated as abstentions for voting purposes. "Votes cast" is defined to include both for and against votes but excludes abstentions and broker non-votes. Dissenting shareholders, in connection with any item presented, do not have rights of appraisal.

    The presence in person or by proxy of the holders of record of a majority of shares entitled to be voted will constitute a quorum at the Annual Meeting. For the purpose of determining a quorum, all shares represented at the meeting are counted without regard to abstentions or broker non-votes.

    Shareholders have the right to exercise cumulative voting for the election of directors. In cumulative voting, a shareholder has a number of votes equal to the product of the number of directors to be elected times the number of shares owned, and may cast all of such votes for one nominee, or may distribute such votes among two or more nominees in any proportion desired. To exercise the right to vote cumulatively, the shareholder must provide specific instructions on the proxy card.

    Your Board of Directors proposes to solicit proxy cards from shareholders as described below. The cost of this solicitation will be borne by the Company. The Company has arranged for the services of Georgeson & Company Inc. to solicit proxy cards personally or by telephone, mail or other electronic means for a fee not to exceed $12,000 plus reimbursement of reasonable out-of-pocket expenses. Proxy cards may also be solicited in a similar manner, without additional compensation, by officers and employees of the Company. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock.

BOARD OF DIRECTORS

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial presentations made at Board and committee meetings by Company management.

    The Board of Directors held 13 meetings in 1996. All directors attended more than 75% of the aggregate number of meetings of the Board and committees of which they are members.

COMMITTEES OF THE BOARD OF DIRECTORS

    The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. In addition, the Board has also formed an ad hoc Nuclear Committee which consists of three non-employee directors. This ad hoc Nuclear Committee held four joint meetings in 1996 with the managements and directors of the companies which operate the nuclear facilities in which the Company has an ownership interest. The biographical information relating to the director nominees, which begins on page 3, includes committee memberships currently held by each nominee.

AUDIT COMMITTEE

    This committee meets with management, financial personnel, internal auditors and the independent public accountants to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the Company's independent public accountants subject to ratification by the shareholders at the Annual Meeting. The committee also reviews the results of management's program to monitor compliance with the Company's policies on business ethics and conduct. Both the internal auditors and the independent public accountants periodically meet alone with the Audit Committee and always have unrestricted access to the committee. The Audit Committee consists of four non-employee directors and met four times in 1996.

COMPENSATION COMMITTEE

    This committee's duties and functions include: to determine an appropriate salary for the chief executive officer and to recommend it to the Board of Directors; to discuss salary levels for all other officers with the chief executive officer; and to maintain an orderly relationship of compensation for officers which is compatible with industry standards for companies of like character and size. The Compensation Committee consists of four non-employee directors and met three times in 1996.

NOMINATING COMMITTEE

    This committee advises and makes recommendations to the Board concerning possible candidates to fill vacancies on the Board of Directors and reviews the qualifications of candidates recommended by others. The committee will consider nominees recommended by shareholders. Such recommendations must be submitted in writing to the committee at least six months prior to the date of the Annual Meeting of Shareholders in care of the Secretary of the Company at the address on the first page of this proxy statement. Shareholder recommendations should be accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement, if nominated, and to serve, if elected. The Nominating Committee consists of four directors and held two meetings during 1996.

FINANCE COMMITTEE

    This committee's primary duties are to monitor the Company's requirements for funds and financial market conditions; to approve terms of sales of Company securities when the Board of Directors does not exercise such powers; to consult with the officers of the Company on these matters; and to make recommendations to the Board. There are four directors on the Finance Committee, which met once in 1996.

COMPENSATION OF DIRECTORS

    Directors who are not employees receive an annual retainer of $15,000 and 300 shares of Ohio Edison common stock. Such directors are also paid a meeting fee of $850 for each Board and committee meeting which they attend, and are reimbursed for expenses of attending. Directors may elect to defer all or a portion of their cash retainer and meeting fees to be payable in a lump sum or monthly installments after they cease to be a director. Directors who are also employees receive no compensation for serving as directors.

BUSINESS RELATIONSHIPS

    Mr. Robert M. Carter, a director, has an 18.6% equity interest in Lakefront Capital Investors, Inc., an investment management firm. During 1996, Lakefront Capital Investors, Inc. provided investment management services to the Ohio Edison System Master Retirement Trust, receiving $30,749 in fees.

ITEMS TO BE VOTED
  ITEM NO. 1--NOMINEES FOR ELECTION AS DIRECTORS

    It is intended that shares of common stock represented by a proxy card will be voted, unless otherwise instructed on the proxy card, for the election of the 12 nominees listed below as directors of the Company to hold office until the next Annual Meeting. Under the Company's Code of Regulations, at any election for directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. The nominees for directors together with information about them are listed below. Your Board of Directors has no reason to believe that the persons named will not be available to serve after being elected. In the event that any of the original nominees would not be available to serve for any reason upon being elected, shares represented by the appointed Proxies will be voted in the discretion of such Proxies either for a lesser number of directors or for another person selected by the Board of Directors unless the inability to serve is believed to be temporary in nature. In this latter case, the shares represented by the appointed Proxies will be voted for the person named and such person, if elected, will serve when he or she is able to do so.

                       NOMINEES FOR ELECTION AS DIRECTORS

 [PHOTO] DONALD C. BLASIUS -- Retired in 1993 as President (a position he held since 1989) of White Consolidated Industries, Inc., a manufacturer of home and commercial appliances and outdoor and industrial products. Age 67. He is also a Director of Wolverine Tube, Inc. Director of the Company since 1981.
          Committees: Finance, Nominating

 [PHOTO] H. PETER BURG -- President, Chief Operating Officer and Chief Financial Officer of this Company since November 1996, and Senior Vice President and Chief Financial Officer from 1989-1996. Age
          50. He is also a Director of Pennsylvania Power Company. Director of the Company since 1989.
          Committee: Finance

 [PHOTO]  ROBERT M. CARTER -- Partner since 1991 in the law firm of Carter
          & Associates. Age 46. He is also a Director of FirstMerit Corp.
          Director of the Company since 1994.
          Committee: Audit

 [PHOTO]  DR. CAROL A. CARTWRIGHT -- President since 1991 of Kent State
          University. Age 55. She is also a Director of Republic Engineered
          Steels, Inc. and M.A. Hanna Company. Director of the Company since 1992.
          Committee: Nominating

 [PHOTO]  WILLARD R. HOLLAND -- Chairman of the Board and Chief Executive
          Officer of this Company since November 1996, and of its subsidiary, Pennsylvania Power Company, since 1993. President and
          Chief Executive Officer of this Company from 1993-1996 and
          President and Chief Operating Officer from 1991-1993. Age 60. He is also a Director of A. Schulman, Inc. Director of the Company since 1991.
          Committees: Finance, Nominating

 [PHOTO]  ROBERT L. LOUGHHEAD -- Retired in 1987 as Chairman of the Board,
          President and Chief Executive Officer of Weirton Steel
          Corporation, a manufacturer of steel products. Age 67. Director of the Company since 1980.
          Committees: Audit, Compensation

 [PHOTO]  RUSSELL W. MAIER -- Chairman of the Board and Chief Executive
          Officer since 1989 of Republic Engineered Steels, Inc., a specialty steel bar producer. Age 60. Director of the Company since 1995.
          Committee: Nuclear

 [PHOTO]  GLENN H. MEADOWS -- Retired in 1986 as President and Chief
          Executive Officer of McNeil Corporation, a manufacturer of industrial and automotive lubrication systems, pumps, swimming pool chemicals and equipment. Age 67. Director of the Company since 1981.
          Committees: Audit, Compensation, Nuclear

 [PHOTO]  PAUL J. POWERS -- Chairman of the Board and Chief Executive
          Officer since 1987 of Commercial Intertech Corp., a hydraulic components, filters and separations and metal components manufacturer. Age 62. He is also a Director of Global Marine
          Inc., CUNO Inc. and Twin Disc, Incorporated. Director of the
          Company since 1992.
          Committee: Compensation

 [PHOTO] CHARLES W. RAINGER -- Retired in 1996 as President (a position he held since 1982) of Sandusky International Inc., a manufacturer of centrifugal castings. Age 63. Director of the Company since
          1987.
          Committees: Nominating, Nuclear

 [PHOTO] GEORGE M. SMART -- Chairman of the Board and President since 1993 of Phoenix Packaging Corporation, a manufacturer of easy-opening lids. President and Chief Executive Officer from 1978-1993 of
          Central States Can Co. and Executive Vice President from
          1989-1993 of Van Dorn Company, the parent of Central States Can
          Co. Age 51. He is also a Director of Belden & Blake Corporation and Commercial Intertech Corp. Director of the Company since
          1988.
          Committees: Audit, Finance

 [PHOTO]  JESSE T. WILLIAMS, SR. -- Vice President of Human Resources
          Policy, Employment Practices and Systems since 1996 of The
          Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. Vice President, Human Resources Policy and Employment Practices from 1995-1996, Vice President,
          Compensation and Employment Practices from 1993-1995 and Vice
          President of Human Resources Diversity, Safety and Workers'
          Compensation from 1991-1993 of The Goodyear Tire & Rubber
          Company. Age 57. Director of the Company since 1992.
          Committee: Compensation

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1.

ITEM NO. 2--RATIFICATION OF THE APPOINTMENT OF AUDITORS

    Arthur Andersen LLP, independent public accountants, appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year 1997, has made the annual audit for this Company since its organization in 1930. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement and will be available to respond to appropriate questions raised at the meeting. This item requires the favorable vote of a majority of the votes cast.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 2.

ITEM NO. 3--SHAREHOLDER PROPOSAL

    Dr. Allen Wolff, the beneficial owner of 10,720 shares of common stock of the Company on December 31, 1996, has indicated that he will again present a proposal for action at the Annual Meeting as follows:

        "I, Allen Wolff, 1553 So. Carpenter Road, Brunswick, Ohio 44212-3826, feel that there are a number of indiscretions allowing for increased executive remuneration often in spite of decreased earnings, declining market confidence and shareholder rewards and for reaffirmations of reigning directors and management-sponsored (and often self serving) resolutions because of a triple standard in counting proxies. The space allowed me here will not adequately permit me to address these issues.

        Did you ever wonder how managements put up such high numbers in shares represented, shares voted for THEIR proposals and AGAINST shareholder proposals? Shareholder-proposals garnering 10-45% of the vote SHOULD get some attention from the incumbent management but so often they rest on the fact that it failed. In addition to counting votes on shares they may NEVER own (SARs and stock options), they count differently (1) proxies signed but not marked are counted in favor of management's position (2) proxies held in street names may be voted in favor of management's slate perhaps without receipt by the real owner and without any input from him and (3) unvoted proxies held in employee 401K plans may be COUNTED as voted in the same proportion as those actually voted. In these days of mergers and downsizing, sometimes employees are AFRAID to vote against management, sometimes feeling intimidated by communications from management.

        Management provides only one slate of director-candidates. It is "take it or leave it" and opposition can come only from well-financed renegades-sometimes with less than the best interest of the company in mind. If anything anti-management comes up at the annual meeting, they already have your proxy to vote on ANYTHING ELSE if the CEO allows a vote.

        Most managements will say that they use the parameters of the SEC in revealing or not revealing management perks and they may use the date of the last merger or name change in revealing just how long an individual has been tenured. Managements say that they boldly tell how unmarked proxies will be voted and feel that their shareholders appreciate not being required to make a few Xs after intelligently wading through 20 or more pages of the proxy statement. Get real! Just because the SEC may allow something does not make it right. Many things are legal, but immoral.

        Management doesn't tell you how to get your proxy from a street name holder, nor how to appoint another proxy to represent you, nor how to vote for someone else for director (BUT I WILL).

        MY PROPOSAL IS TO ELIMINATE ALL DISCRETIONERY VOTING WHEN THE INDIVIDUAL (NOT THE TECHNICAL) SHAREHOLDER HAS NOT ACTUALLY VOTED BY MARKING THE CARD. For those employee-shareholders who are afraid to vote unconfidentially, but don't agree with management, at least ABSTAIN. That means your vote will not be counted FOR nor AGAINST. For the independent, but astute shareholder, I ask you to vote FOR. If you don't understand, ABSTAIN. If you leave it blank, it will be counted AGAINST."

       STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST DR. WOLFF'S
PROPOSAL.

    This is the fourth consecutive year that Dr. Wolff has presented his proposal. Basically, Dr. Wolff is trying to get you to surrender the right given to you by Ohio law to appoint proxies having discretionary voting power. We do not know why Dr. Wolff keeps submitting a proposal that is overwhelmingly rejected each time it is presented. But we once again point out that adoption of his proposal could lead to a situation in which a small number of shareholders who attend the Annual Meeting could decide important questions that affect our Company to the exclusion of you and other shareholders who cannot attend. Over the past several years, Dr. Wolff made essentially this same proposal to other public companies. The shareholders of such companies also overwhelmingly rejected his proposal recognizing that it is not in their best interests.

    For the benefit of those of you who may have only recently joined our shareholder family, we point out that the Securities and Exchange Commission prescribes the rules that must be followed by publicly traded companies soliciting proxies. These rules are designed to help assure that the voting process is fair to all shareholders, and the Company strictly adheres to them. Even though Dr. Wolff disagrees, we continue to believe that you understand the voting process and that you should continue to have all of the rights that Ohio law provides to shareholders.

    Dr. Wolff has used a number of misstatements and innuendos to attempt to convince you to vote for his proposal. For example, he says that stock appreciation rights and stock options are being voted. The truth is that stock appreciation rights and stock options are not voted since they do not carry with them any voting power. He also suggests, without support, that employees are being intimidated. We, of course, deny that this is occurring. Do not be misled. A vote AGAINST Dr. Wolff's proposal is truly what is in your best interest. It is a vote for shareholders' rights and shareholder democracy.

    Adoption of Dr. Wolff's proposal requires the favorable vote of a majority of the votes cast.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM NO. 3.

OTHER BUSINESS

    Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed Proxies will vote in their discretion.

ANNUAL REPORTS

    This proxy statement was preceded by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 1996, which contains financial and other information about the activities of the Company.

    THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) UPON RECEIPT OF A WRITTEN REQUEST TO MS. NANCY C. ASHCOM, SECRETARY, OHIO EDISON COMPANY, 76 SOUTH MAIN STREET, AKRON, OHIO 44308-1890.

PROPOSALS OF SECURITY HOLDERS

    Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 1998 must be received at the Company's principal office on or before November 26, 1997.

                            SECURITY OWNERSHIP TABLE

    The following table shows shares of stock beneficially owned as of December 31, 1996, by each director and nominee, the executive officers named in the Summary Executive Compensation Table, all directors and executive officers as a group and all owners of more than five percent of any class of Ohio Edison Company voting securities. It also shows the deferred common stock equivalents credited as of December 31, 1996, to executive officers participating in the Executive Incentive Compensation Plan.

                                                   NUMBER OF           COMMON
                                 CLASS OF     SHARES BENEFICIALLY       STOCK
NAME OF BENEFICIAL OWNER           STOCK          OWNED(1)(2)       EQUIVALENTS(3)
---------------------------------------------------------------------------------
Donald C. Blasius                 Common              2,726
H. Peter Burg                     Common             10,111              13,569
Robert M. Carter                  Common                865
Dr. Carol A. Cartwright           Common              1,459
Willard R. Holland                Common              7,502              44,741
Robert L. Loughhead               Common              2,338
Russell W. Maier                  Common              1,104
Glenn H. Meadows                  Common              2,829
Paul J. Powers                    Common              1,208
Charles W. Rainger                Common              2,788
George M. Smart                   Common              2,341
Jesse T. Williams, Sr.            Common              1,673
Anthony J. Alexander              Common             10,542              10,656
John A. Gill                      Common              3,424               8,006
Robert J. McWhorter               Common              4,415              11,425
All Directors & Executive
  Officers As a Group             Common             79,319             109,158
State Street Bank and
  Trust Co.(4)                    Common         14,197,485(9.3%)

(1) Beneficially owned shares include any shares with respect to which voting or investment power is attributed to a person because of joint or fiduciary ownership of the shares or relationship of the record owner, such as a spouse, even if the person does not consider himself or herself the beneficial owner.

(2) The percentage of shares beneficially owned by any director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class so owned.

(3) Common stock equivalents are the cumulative number of performance shares credited to each executive officer as of December 31, 1996. These performance shares are the portion of the 1992, 1993, and 1994 annual incentive awards under the Executive Incentive Compensation Plan that were deferred for four years, and the 1995 and 1996 long-term incentive opportunities that were deferred for four years under such Plan. For a detailed explanation of the Plan, see the Board Compensation Committee Report on Executive Compensation and the footnote to the Long-Term Incentive Plan Table. Such performance shares do not have voting rights or other rights associated with ownership.

(4) State Street Bank and Trust Company (225 Franklin Street, Boston, MA 02110) is Trustee under the Ohio Edison System Savings Plan which holds 11,517,892 shares (7.5%) of the Company's common stock, and shares voting and investment power with respect thereto with the employees participating in the Plan. The Bank also holds 2,679,593 shares (1.8%) of the Company's common stock as Trustee or Discretionary Advisor under various collective investment funds for employee benefit plans and other index and personal trust accounts. The Bank has sole voting power with respect to 2,059,093 of these shares, shares voting power with respect to 1,000 of these shares and has no voting power with respect to 619,500 of these shares; and has sole investment power with respect to 2,677,193 of these shares and shares investment power with respect to 2,400 of these shares.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

                                                           ANNUAL COMPENSATION            LONG-TERM
                                                   -----------------------------------  COMPENSATION      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR       SALARY     BONUS(1)    OTHER(2)     PAYOUTS(3)    COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------------------
Willard R. Holland                        1996     $  516,658  $  213,197   $     630     $  62,099       $   72,307
  Chairman of the Board and               1995        502,365     179,536       1,405        26,469           38,504
  Chief Executive Officer of the          1994        461,731      92,500         889             0           44,585
  Company and of its subsidiary,
  Pennsylvania Power Company

H. Peter Burg                             1996     $  246,858  $   66,756   $   4,733     $  44,841       $   25,165
  President, Chief Operating              1995        231,828      49,287       3,052        56,637           16,433
  Officer and Chief Financial Officer     1994        225,042      38,809       2,014             0           21,088

Anthony J. Alexander                      1996     $  232,533  $   53,500   $   1,930     $  30,865       $   14,223
  Executive Vice President and            1995        197,853      49,406       1,722        39,276           10,790
  General Counsel                         1994        192,060      27,634       2,191             0           14,320

Robert J. McWhorter                       1996     $  219,178  $   50,690   $   8,254     $  34,136       $   39,063
  Senior Vice President                   1995        214,540      44,840       7,168        42,112           25,067
                                          1994        208,256      26,084       7,436             0           31,434

John A. Gill                              1996     $  202,133  $   58,335   $   2,229     $  27,161       $   24,655
  Vice President                          1995        197,853      43,039       1,562        34,116           10,975
                                          1994        192,060      27,632       1,753             0           18,786

(1) The amounts for 1994 reflect 50 percent of the annual awards under the Executive Incentive Compensation Plan; the remaining amounts, which were mandatorily deferred into a Common Stock Equivalent Account, were previously reported in the Long-Term Incentive Plan Table. Beginning in 1995, all annual awards are reported in this column as there is no longer a mandatory deferral.

(2) Consists of reimbursement for income tax obligations on Executive Indemnity Program premium and on perquisites.

(3) These amounts represent cash payouts of the portion of the 1992 Executive Incentive Compensation Plan annual award previously deferred into a Common Stock Equivalent Account.

(4) For 1996, amount is comprised of (1) matching Company common stock contributions under the tax qualified Savings Plan: Holland-$6,303; Burg-$6,305; Alexander-$6,305; McWhorter-$6,302; Gill-$2,683; (2) the
    current dollar value of the Company's portion of the premiums paid in 1996 for insurance policies under the Executive Supplemental Life Plan:
    Holland-$15,649; Burg-$2,785; Alexander-$1,571; McWhorter-$3,240; Gill-$631;
    (3) above market interest earned under the Executive Deferred Compensation
    Plan: Holland-$50,355; Burg-$13,851; Alexander-$4,928; McWhorter-$22,607;
    Gill-$19,972; and (4) a portion of the Executive Indemnity Program premium reportable as income: Holland-$0; Burg-$2,224; Alexander-$1,419; McWhorter-$6,914; Gill-$1,369.

           LONG-TERM INCENTIVE PLAN TABLE--AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                         1996 TARGET   EQUIVALENT     PERFORMANCE OR                NON-STOCK PRICE BASED PLAN
                          LONG-TERM     NUMBER OF      OTHER PERIOD               (NUMBER OF PERFORMANCE SHARES)
                          INCENTIVE    PERFORMANCE   UNTIL MATURATION  ----------------------------------------------------
         NAME            OPPORTUNITY     SHARES         OR PAYOUT      BELOW THRESHOLD   THRESHOLD    TARGET      MAXIMUM
---------------------------------------------------------------------------------------------------------------------------
W. R. Holland-CEO         $ 311,146        13,462          4 years                0          6,731      13,462      20,193
H. P. Burg                $  76,805         3,323          4 years                0          1,662       3,323       4,985
A. J. Alexander           $  65,547         2,836          4 years                0          1,418       2,836       4,254
R. J. McWhorter           $  71,075         3,075          4 years                0          1,538       3,075       4,613
J. A. Gill                $  43,475         1,881          4 years                0            940       1,881       2,821

    Each executive's 1996 target long-term incentive opportunity was converted into performance shares equal to an equivalent number of shares of the Company's common stock based on the average price of such stock during December 1995, and will be held in a Common Stock Equivalent Account through 1999. At the end of this four-year performance period, this Common Stock Equivalent Account will be valued based on the average price of the Company's common stock during December 1999 and as if any dividends that would have been paid on such stock during the performance period were reinvested on the date paid. This value may be increased or decreased based upon the total return of the Company's common stock relative to the Edison Electric Institute's Index of 100 Investor-owned Electric Utility Companies (the "Index") during the period. If an executive retires, dies or otherwise leaves the employment of the Company prior to the end of the four-year period, the value will be further proportionally decreased based on the number of months worked during the period. However, an executive must work at least twelve months during the four-year period to be eligible for an award payout. The final value of an executive's account, if any, will be paid to the executive in cash early in the year 2000.

    The final value of an executive's account may range from zero to 150 percent of the target amount. The maximum amount in the above table is equal to 150 percent of the target 1996 long-term incentive opportunity and will be earned if the Company's total shareholder return is in the top 15 percent compared to the Index. An amount equal to 100 percent of the target 1996 long-term incentive opportunity will be earned if the Company's total shareholder return is in the 38th percentile compared to the Index. The threshold amount is equal to 50 percent of the target 1996 long-term incentive opportunity and will be earned if the Company's total shareholder return is in the 60th percentile compared to the Index. Payouts for a total shareholder return ranking between the 15th percentile and the 60th percentile will be interpolated. However, there will be no long-term award payouts if the Company's total shareholder return compared to the Index falls below the 60th percentile.

CERTAIN SEVERANCE PAY AGREEMENTS

    In 1995, the Company entered into separate severance pay agreements with each of Messrs. Holland, Burg, Alexander and Gill providing for the payment of severance benefits in the event that the individual's employment with Ohio Edison or its subsidiaries is terminated only under specified circumstances within three years after a change in control of Ohio Edison (generally, defined as the acquisition of 50 percent or more of the Company's outstanding common stock or certain mergers or other business combinations). The agreements are intended to ensure that the individuals are free from personal distractions in order to put in place the best plan for shareholders when a change of control is occurring or perceived as imminent. The principal severance benefits under each agreement include payment of the following when the individual is terminated or resigns for good reason (defined, generally, as a material change, following a change of control, inconsistent with the individual's previous job duties or compensation): (i) the individual's base salary and accrued benefits through the date of termination, including a pro-rata portion of the annual and all deferred long-term incentive awards earned; (ii) 2.99 times the sum of the individual's base salary plus the average of his annual incentive compensation awards over the past three years; (iii) Supplemental Executive Retirement Plan (SERP) benefits as follows: if the individual is less than age 55 at termination, the benefit is calculated as if he was age 55, offset by compensation earned from subsequent employers until age 55, at which time it will then be offset by pension benefits and, at age 62, further offset by social security payments; if the individual is between age 55 and 62 at termination, the benefit is calculated in accordance with the SERP and will be offset by social security payments beginning at age 62; if the individual is age 62 or more at termination, the benefit is calculated in accordance with the SERP; (iv) continuation of group health and life insurance as if the individual had retired at the greater of his current age or age 55 and the greater of his current years of service or actual years of service at age 55; and (v) payment of legal fees and expenses as well as any excise taxes resulting from the agreement. The severance pay agreements have initial three-year terms and are automatically renewed each year for an additional year unless expressly discontinued by the Board. After a change in control, if the individual resigns, he is prohibited for two years from working for or with competing entities.

    Under the Merger Agreement in regard to the proposed merger of Ohio Edison and Centerior Energy Corporation, officers (excluding assistant officers and officers over the age of 62) of Ohio Edison may, if an adequate position is not available following the merger or their employment is terminated, elect to obtain severance compensation equal to 2.99 times the executive's three-year average annual salary and bonus, plus health care benefits for three years. Furthermore, any officer of Ohio Edison who has entered into one of the severance agreements described above may elect to cancel that severance agreement and accept the same benefits offered to other terminated officers under the Merger Agreement.

EXECUTIVE RETIREMENT PLAN

    The Ohio Edison System Supplemental Executive Retirement Plan is limited to eligible senior executives as approved by the Compensation Committee of the Board of Directors. At normal retirement, eligible senior executives (which include all of the officers listed above) who have five or more years of service with the Company are provided a retirement benefit equal to the greater of 65 percent of their highest annual salary, or 55 percent of the average of their highest three consecutive years of salary plus annual incentive awards paid after January 1, 1996 and paid prior to retirement, reduced by the executive's pensions under tax-qualified pension plans of the Company or other employers, any supplementary pension under the Company's Executive Deferred Compensation Plan, and social security benefits. Subject to exceptions that might be made in specific cases, senior executives retiring prior to age 65, or with less than five years of service, or both, may receive a similar but reduced benefit. This Plan also provides for disability and surviving spouse benefits. As of the end of 1996, the estimated annual retirement benefits of the executive officers listed above at age 65 from such sources were: W. R. Holland-$335,828; H. P. Burg-$160,458; A. J. Alexander-$151,146; R. J. McWhorter-$142,466; and J. A.
Gill-$131,386.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is committed to maintaining a compensation program that rewards executives based on performance and is sufficient to attract and retain talented executives critical to the long-term success of the Company. The Committee recognizes that the Company operates in an increasingly competitive environment and is also committed to maintaining an incentive compensation program that rewards performance not only with respect to the achievement of annual objectives, but also with respect to the long-term return of the Company's common stock as compared to other companies in the electric utility industry.

    In the performance of its work, the Committee regularly reviews compensation data to position the target total pay opportunity for Company executives (consisting of salary, annual incentive awards, and long-term incentive awards) to the median reported by the Edison Electric Institute and other surveys for executives at publicly-held utility companies with revenue levels comparable to Ohio Edison Company. The Committee also has periodically used external, independent compensation consultants to provide assistance in its work.

    The base salary range for an executive is market-based and is related to an evaluation of the responsibilities for the position. It is constructed around a standard rate. An individual executive's actual salary is based upon the standard rate for the position and an annual assessment of the executive's job performance. However, the maximum base salary of each named executive officer in the Summary Executive Compensation Table (the "Table") is limited to the standard rate of the executive's pay range. Any additional compensation is provided by the Incentive Plan, described below. This further increases the portion of the named executive's total pay opportunity that is at risk. The Salary column in the Table lists the 1996 base salary of the named executive officers, including salary deferred into the Company's Executive Deferred Compensation Plan (the "Deferral Plan") and/or the Company's Savings Plan.

    Under the Executive Incentive Compensation Plan (the "Incentive Plan"), a target total incentive opportunity is established for an executive at the beginning of each year which is then allocated into a target annual incentive opportunity and a target long-term incentive opportunity. As the level of an executive's responsibility increases in the Company, both the portion of the executive's total pay opportunity that is put at risk and the portion that is tied to the long-term return of the Company's common stock increases. For Mr. Holland in 1996, 50 percent of his total pay opportunity was put at risk in the form of incentive compensation. This amounted to a target total incentive opportunity of $518,576 of which 40 percent or $207,430 was allocated into a target annual incentive opportunity, and 60 percent or $311,146 was allocated into a target long-term incentive opportunity.

    At the beginning of each year, the Committee reviews and approves a list of measurable corporate financial and strategic goals to be used to establish annual objectives for executives participating in the Incentive Plan. Each executive has a portion of the executive's annual incentive award based on the achievement of certain specific corporate financial goals of direct benefit to the shareholder. As an executive's responsibility in the Company increases, this portion tied to these corporate financial goals increases. Additional objectives established for any executive may be other financial or strategic goals from the list that the executive directly affects or may be other specific objectives that are expected to directly contribute to the achievement of all goals. An executive's annual incentive award may range from $0 to 150 percent of the executive's target annual incentive opportunity based on the level of achievement of the objectives established. However, no annual incentive awards will be paid unless a minimum threshold earnings per share is attained, common stock dividends paid by the Company during the plan year are at least equal to the previous year-end annualized rate and the rate freeze as contained in the Company's Rate Reduction and Economic Development program remains in effect.

    The Committee approved five 1996 corporate financial and strategic objectives for Mr. Holland. These objectives related to the achievement of confidential target levels regarding earnings per share, shareholder cash flow, customer service satisfaction, revenue enhancements from new business, and operating effectiveness. These objectives provided 40, 40, 10, 5 and 5 percent, respectively, of Mr. Holland's target annual incentive opportunity. Based on the level of 1996 achievement of each of these objectives, Mr. Holland received an annual incentive award of $213,197. The annual incentive award paid to each of the named executive officers in accordance with the Incentive Plan is listed in the bonus column of the Table. The awards include amounts deferred into the Deferral Plan.

    To link a portion of each executive's total pay opportunity to the long-term performance of the Company's common stock, each year an executive's target long-term incentive opportunity is converted into equivalent performance shares and held in a Common Stock Equivalent Account (the "Account") for four years. Each executive's 1996 target long-term incentive opportunity will be held in a 1996 Account through 1999. This 1996 Account will be valued in early 2000 based on the total return of the Company's common stock and the total return of the stock compared to other investor-owned utilities during this four-year period. The final value, if any, will be paid to the executive in cash. For a detailed explanation of this long-term incentive program, see the footnote to the Long-Term Incentive Plan Table. The target long-term incentive opportunity and the corresponding number of equivalent performance shares allocated to each named executive officer are also listed in the Long-Term Incentive Plan Table.

    In accordance with the Incentive Plan in effect in 1992, each named executive was required to defer 50 percent of his 1992 annual incentive award into a 1992 Account for four years from 1993 through 1996. The terms and conditions of this long-term deferral were reported in the Proxy Statement for that year. In early 1997, each named executive's 1992 Account was valued based on an annualized 6.74 percent total return for the Company's common stock during this period, a 3rd quintile total return ranking relative to the Edison Electric Institute's Index of 100 Investor-Owned Electric Companies and a 2nd quintile ranking of the Company's price change to residential customers relative to a peer group of twenty electric utilities selected from this Index. The long-term incentive award paid to each of the named executive officers in accordance with the prior Incentive Plan is listed in the Long-Term Compensation Payouts column of the Table.

    Lastly, the Company has not yet developed a policy with respect to qualifying certain performance based compensation paid to its named executive officers under the Plan for corporate deductibility under Section 162(m) of the Internal Revenue Code. The total compensation paid to each of these officers that was subject to 1996 federal income tax was significantly below the $1,000,000 deductibility cap specified in Section 162(m). If and when it is anticipated that such compensation paid to any of these named executive officers will reach this limit the Company will establish such a policy.

Compensation Committee:  Robert L. Loughhead, Chairman
                        Glenn H. Meadows
                        Paul J. Powers
                        Jesse T. Williams, Sr.

SHAREHOLDER RETURN: PERFORMANCE COMPARISON GRAPHS
    The following graphs illustrate the total annual return earned from an investment in Ohio Edison common stock, compared with those earned in the Edison Electric Institute's Index of 100 Investor-Owned Electric Utility Companies (the "EEI 100 Index") and the Standard & Poor's 500 Index of widely held common stocks (the "S&P 500 Index"). The top graph shows the total annual returns by year. The second graph depicts the cumulative value of a $100 investment on December 31, 1991. Total return represents stock price changes plus the reinvestment of dividends in the stock.

                                    GRAPH 1
                              TOTAL ANNUAL RETURNS
                  OHIO EDISON, EEI 100 INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           OHIO EDISON    EEI 100    S&P 500
1992              20.95       7.59       7.62
1993               4.59      11.14      10.08
1994             -11.92     -11.57       1.32
1995              35.86      31.02      37.60
1996               3.72       1.20      22.87

                                    GRAPH 2
                         TOTAL RETURN CUMULATIVE VALUES
                  OHIO EDISON, EEI 100 INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           OHIO EDISON    EEI 100    S&P 500
1991             100.00     100.00     100.00
1992             120.95     107.59     107.62
1993             126.50     119.58     118.47
1994             111.42     105.74     120.03
1995             151.38     138.54     165.16
1996             157.01     140.20     202.94

                                                            Printed on
                                                          Recycled Paper
14                                                            [LOGO]

                                     [LETTERHEAD]


                                       March 24, 1997


Dear Shareholder:

    You are cordially invited to join us at this year's Annual Meeting of Shareholders to be held at 10 a.m. on Thursday, April 24, at our General Office in Akron, Ohio.

    During the meeting, we will review the Company's performance in 1996, including those efforts that are enabling us to reduce costs, improve operations and enhance our financial position. We will also be discussing our plans for the future as well as answering questions you may have concerning our operations or business strategies.

    The enclosed proxy material provides you with more information about the business items that will be voted on at the meeting. In addition to the election of the Board of Directors and the ratification of auditors, you will be voting on a shareholder proposal that would restrict shareholders' rights. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

    Please take a few minutes now to review this material and then mark your vote on the proxy card below. After you sign and date your proxy card, please return it in the enclosed postage-paid envelope. Your participation and support are important to us as we formulate our plans for the future.

    If you plan on attending the Annual Meeting, please refer to the map on the back of this letter for directions to the General Office. We hope you can join us.

                                       Sincerely,

                                       /s/ Nancy C. Ashcom


TEAR HERE
Indicate your vote by an (X) in the appropriate boxes.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2

ITEM NO. 1  Election of Directors:

               FOR                                    WITHHOLD
               / /                                      / /
FOR all nominees listed below (except       WITHHOLD authority to vote for
as printed to the contrary below)           all nominees listed below

D.C. Blaslus, H.P. Burg, R.M. Carter, C.A. Cartwright, W.R. Holland, R.I. Loughhead, R.W. Maier, G.H. Meadows, P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.

INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the following line.

----------------------------------------
ITEM NO. 2  Ratification of appointment of auditors.

FOR      AGAINST        ABSTAIN
/ /        / /            / /

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM NO. 3

ITEM NO. 3    Shareholder Proposal

FOR      AGAINST        ABSTAIN
/ /        / /            / /

X
----------------------------------------

X
----------------------------------------
Sign here as name(s) appear above. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                                        [MAP]

                                     OHIO  EDISON
                                  76 SOUTH MAIN ST.
                                AKRON, OHIO 44308-1890

                               GENERAL OFFICE LOCATION
                          (CORNER OF MAIN ST. AND MILL ST.)

                          Public parking is available in two
                       parking decks which have entrances from
                      W. Mill St. One of these parking decks is
                       attached to the Ohio Edison Building and
                       the other is directly across the street.

[LOGO] THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS AT THE PRINCIPAL OFFICE OF THE COMPANY, 76 SOUTH MAIN STREET, AKRON, OHIO, ON THURSDAY, APRIL 24, 1997, AT 10 A.M., EASTERN TIME.

    The undersigned hereby appoints Nancy C. Ashcom and Theodore F. Struck, II as Proxies with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ohio Edison Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 24, 1997, or any adjournment thereof, and in their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign and mail promptly          THIS PROXY WILL BE VOTED AS INDICATED. IF
to assure your representation at       NO DIRECTIONS ARE INDICATED, THE SHARES
the meeting.                           REPRESENTED BY THIS PROXY WILL BE VOTED
                                       FOR ITEMS 1 AND 2, AND AGAINST ITEM 3.

                         CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.


                                                                   [LOGO]

                                                       OHIO EDISON SYSTEM SAVINGS PLAN
                                                            VOTING DIRECTION FORM
                                            ANNUAL MEETING OF SHAREHOLDERS OF OHIO EDISON COMPANY
                                 AT THE PRINCIPAL OFFICE OF THE COMPANY, 76 SOUTH MAIN STREET, AKRON, OHIO,
                                          ON THURSDAY, APRIL 24, 1997, AT 10:00 A.M., EASTERN TIME

                                                                                                            YOUR ALLOCATED SHARES:



                                               TO: STATE STREET BANK & TRUST COMPANY, TRUSTEE
                                                   OF THE OHIO EDISON SYSTEM SAVINGS PLAN

    As a participant in the Ohio Edison System Savings Plan, I hereby direct State Street Bank & Trust Company, Trustee, to vote, in accordance with my directions below, the shares of Ohio Edison common stock which are allocated to my account and also my proportionate number of shares which have been allocated to participants or for which no direction forms are received, at the 1997
Annual Meeting of Shareholders to be held on April 24, 1997, or any adjournment thereof, and in its discretion it is authorized to vote upon such other business as may properly come before the meeting.

    IF NO DIRECTIONS ARE INDICATED BELOW, THE SHARES REPRESENTED BY THIS SIGNED DIRECTION FORM ARE DIRECTED TO BE VOTED FOR ITEMS 1
AND 2, AND VOTED AGAINST ITEM 3.

                                                                ALLOCATED SHARES    (Number indicated above.)
/X/ Indicate your direction by marking the appropriate boxes.

                                       --------------------------------------------------------------
                                       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2.
                                       --------------------------------------------------------------

    Item No. 1.    Election of Directors                             Item No. 2.    Ratification of appointment of auditors.
                         FOR      WITHHOLD                                FOR            AGAINST             ABSTAIN

                    FOR  / /      / /  WITHHOLD                           / /              / /                 / /
    all nominees listed                authority to vote
       below (except as                for all nominees              -------------------------------------------------------------
         printed to the                listed below                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM NO. 3.
        contrary below)                                              -------------------------------------------------------------

    D.C. Blasius, H.P. Burg, R.M. Carter, C.A. Cartwright,           Item No. 3.    Shareholder Proposal.
    W.R. Holland, R.L. Loughhead, R.W. Maier, G.H. Meadows,               FOR            AGAINST             ABSTAIN
    P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.
    INSTRUCTION: To withhold authority to vote for any                    / /              / /                 / /
    individual nominee, print that nominee's name on the
    following line.

-----------------------------------------------------------------------------------------

                                                                   UNALLOCATED SHARES    (Proportion to be determined.)

                                       --------------------------------------------------------------
                                       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS NO. 1 & 2.
                                       --------------------------------------------------------------

    Item No. 1.    Election of Directors                             Item No. 2.    Ratification of appointment of auditors.
                         FOR      WITHHOLD                                FOR            AGAINST             ABSTAIN

                    FOR  / /      / /  WITHHOLD                           / /              / /                 / /
    all nominees listed                authority to vote
       below (except as                for all nominees              -------------------------------------------------------------
         printed to the                listed below                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM NO. 3.
        contrary below)                                              -------------------------------------------------------------

    D.C. Blasius, H.P. Burg, R.M. Carter, C.A. Cartwright,           Item No. 3.    Shareholder Proposal.
    W.R. Holland, R.L. Loughhead, R.W. Maier, G.H. Meadows,               FOR            AGAINST             ABSTAIN
    P.J. Powers, C.W. Rainger, G.M. Smart, J.T. Williams, Sr.
    INSTRUCTION: To withhold authority to vote for any                    / /              / /                 / /
    individual nominee, print that nominee's name on the
    following line.

-----------------------------------------------------------------------------------------



         -------------------------------------------------      Date                , 1997
         SIGNATURE. SIGN AS NAME APPEARS ABOVE.                      ---------------

                                     [LETTERHEAD]


                                       March 24, 1997

Dear Savings Plan Participant:

         As a participant in the Company's System Savings Plan, you are entitled to vote on business items that will be presented at our Annual Meeting of Shareholders on Thursday, April 24.

         One of the three business items we will be voting on concerns a shareholder's proposal that would restrict the rights of all shareholders. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL, WHICH IS ITEM NO. 3 ON YOUR VOTING DIRECTION FORM. This proposal, which is contrary to our interests as shareholders, has been soundly defeated the last three years.

         Turning to the other items of business, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM NO.1, THE ELECTION OF DIRECTORS, AND FOR ITEM NO. 2, THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

         Please review the enclosed proxy material and complete, sign and return the voting direction form in the envelope provided. If you have any questions, please call Investor Services at 1-800-736-3402.

         Your vote on these business items is very important to us. Thank you for your continued support.


                                       Sincerely,

                                       /s/ Nancy C. Ashcom